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                                                                     Exhibit 19

                          [THE PRIME GROUP, INC. LOGO]
                             The Prime Group, Inc.

MICHAEL W. RESCHKE
CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER



                                 May 16, 2001


VIA FACSIMILE: 215-523-9813             VIA FACSIMILE: 802-786-0732
AND OVERNIGHT MAIL                      AND OVERNIGHT MAIL
---------------------------             ---------------------------

International Financial                 Devonwood Investors I, L.L.C.
 Company I, LLC                         4388 McKinley Avenue
c/o International Finance Corp.         Rutland, VT 05701
1760 Market Street
Fourth Floor                            Attention: Mr. Donald F. Sinex
Philadelphia, PA 19102

Attention: Mr. Neal Rodin               Outlet Mall Acquisition
                                         Company, LLC
                                        c/o Devonwood Investors I, L.L.C.
                                        4388 McKinley Avenue
                                        Rutland, VT 05701

                                        Attention: Mr. Donald F. Sinex

     RE:  AGREEMENT TO FORM JOINT VENTURE TO ACQUIRE AND COMMON
          PREFERRED EQUITY SECURITIES, DATED AS OF NOVEMBER 2, 2000
          ---------------------------------------------------------

Gentlemen:

     Reference is hereby made to that certain Agreement to Form Joint Venture to Acquire Preferred and Common Equity Securities, dated as of November 2, 2000 (the "AGREEMENT"), between The Prime Group, Inc. ("PGI"), International Financial Company I, LLC and Devonwood Investors I, L.L.C. In accordance with the paragraph of the Agreement entitled "Effective date; Termination of Agreement", PGI hereby terminates the Agreement effective immediately.

                                             Very truly yours,

                                             /s/ Michael W. Reschke

                                             Michael W. Reschke
                                             Chairman of the Board and
                                             Chief Executive Officer